Exhibit 5.1

October 5, 2007

Delta Financial Corporation
1000 Woodbury Road, Suite 200
Woodbury, New York 11791

Re:   Delta Financial Corporation – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Delta Financial Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3, filed on October 5, 2007 (the “Registration Statement”), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended (the “Act”), of (a) up to $25,000,000 of shares (the “Primary Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including any shares issuable upon conversion, exercise or exchange of the Preferred Stock, the Debt Securities or the Warrants (each as defined below), each of which may be issued by the Company from time to time; (b) an undetermined amount of shares of (1) the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (2) the Company’s unsecured debt securities (the “Debt Securities”), including the Company’s senior debt securities (the “Senior Debt Securities”) and the Company’s subordinated debt securities (the “Subordinated Debt Securities”), (3) warrants to purchase shares of Common Stock (the “Common Stock Warrants”) and (4) warrants to purchase shares of Preferred Stock (the “Preferred Stock Warrants,” and together with the Common Stock Warrants, the “Warrants”), each of which may be issued by the Company from time to time; and (c) up to 6,000,000 shares (the “Secondary Shares,” and together with the Primary Shares, the “Shares,” and together with the shares of Preferred Stock, the Warrants and the Debt Securities, the “Securities”) of Common Stock that are presently issued and outstanding or that may be issued upon exercise of certain warrants and that may be sold by certain selling stockholders.

This opinion is being rendered in connection with the filing of the Registration Statement.  All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.  The Securities being registered under the Registration Statement will be offered by the Company or by selling stockholders, as applicable, on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act.  The Preferred Stock, the Warrants and the Debt Securities may be issued, separately or together, in one or more series and may be sold from time to time as set forth in the Registration Statement, the prospectus contained therein and any amendments or supplements thereto.

The Senior Debt Securities are to be issued under an indenture (the “Senior Indenture”) to be entered into between the Company and an indenture trustee (the “Trustee”).  The Subordinated Debt Securities are to be issued under an indenture (the “Subordinated Indenture,” and together with the Senior Indenture, the “Debt Indentures”) to be entered into between the Company and the Trustee.

The Warrants are to be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into among the Company, one or more institutions as identified in the applicable Warrant Agreement, and the holders from time to time of the Warrants.

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We also have examined the Registration Statement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

The opinions hereinafter expressed are subject to the following qualifications and exceptions:

(a)  the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(b)  limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any Preferred Stock, Warrants or Debt Securities, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material; and

(c)  our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

(a) the Primary Shares, when authorized, issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions to be adopted by the Board of Directors of the Company, will be duly authorized, validly issued, fully paid and non-assessable;

(b) the Secondary Shares to be sold by entities controlled by Mr. Mohnish Pabrai or their transferees are duly authorized, validly issued, fully-paid and non assessable;

(c) the Secondary Shares to be sold by affiliates of Angelo Gordon & Co., L.P. or their transferees, when issued upon exercise of the outstanding warrants described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable;

(d)  assuming that the issuance and terms of any series of Preferred Stock and the terms of the offering thereof have been duly authorized, when (1) a Certificate of Designation fixing and determining the terms of the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and accepted for record and (2) in the case of any shares of Preferred Stock to be issued under any Warrants, upon due exercise of any payment of the exercise price specified in such Warrants, such Preferred Stock (including any shares of Preferred Stock that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will be validly issued, fully paid and nonassessable;

(e)  the Debt Securities, when authorized and issued pursuant to a valid, binding and enforceable Debt Indenture, will be valid, binding and enforceable obligations of the Company, entitled to the benefits of the Senior Indenture or the Subordinated Indenture, as applicable; and

(f)  assuming that the issuance and terms of any Warrants and the terms of the offering thereof have been duly authorized, when (i) the Warrant Agreement or Warrant Agreements relating to such Warrants have been duly authorized, executed and delivered by the Company and the warrant agent appointed by the Company and (ii) such Warrants or certificates representing such Warrants have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the applicable Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it.

In rendering the opinions expressed above, we have further assumed that (a) the terms of Securities issued and offered by the Company will conform to the forms thereof, as applicable, and the terms of all Securities issued and offered by the Company will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (b) the stock certificates evidencing the Preferred Stock will be in a form that complies with, and the terms of such Preferred Stock will be duly established in accordance with, the Delaware General Corporation Law, (c) the Securities issued and offered by the Company will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (d) the Company will authorize the offering and issuance of the Primary Shares and the shares of Preferred Stock, Warrants and Debt Securities, as applicable, and will authorize, execute and deliver the applicable Debt Indenture or Warrant Agreement with any amendments or supplemental indentures thereto and any other documents contemplated thereby or by the Registration Statement and will take any other appropriate additional corporate action, (e) certificates, if required, representing the applicable series of Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned and (f) in the case of the Common Stock and the Preferred Stock, a sufficient number of shares will be authorized and available for issuance and the consideration therefor will not be less than the par value of the shares of the Common Stock or Preferred Stock, as applicable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.  Please note that we are opining only as to the matters expressly set forth herein, that no opinion should be inferred as to any other matter.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement to be filed by the Company with the Commission.  We further consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.  We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/Morrison & Foerster LLP